UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2023

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2023, the Board of Directors (the “Board”) of Tapestry, Inc. (“Tapestry” or the “Company”), increased the size of the Board to eleven members and elected Alan Lau as a director of the Company, effective as of April 12, 2023.
In connection with Mr. Lau’s election to the Board and in accordance with the Company’s standard compensation arrangements for non-employee directors, Mr. Lau will be entitled to an annual cash retainer of $100,000 as well as an annual equity grant with a grant date fair market value of $170,000 made on the date of Tapestry’s annual meeting of stockholders, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units.  These equity awards vest in full one year from the date of grant, subject to the director’s continued service until that time.  In addition, Mr. Lau will be granted an initial Tapestry equity award with a grant date fair market value of $170,000 on April 12, 2023, with 50% of the value of the award made in the form of stock options and 50% made in the form of restricted stock units. These initial grants will vest on the one year anniversary of the grant date.
There are no arrangements or understandings between Mr. Lau and any other person pursuant to which he was elected as director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Lau that are required to be disclosed by Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective April 12, 2023, the Board approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”). The Bylaws were amended and restated primarily to address procedural mechanics and disclosure requirements in connection with stockholder proposals and nominations of directors and the universal proxy rules adopted by the Securities and Exchange Commission and include, among other things, the following changes:
•	a requirement for a nominating stockholder to comply in all respects with the requirements of Rule 14a-19, under the Securities Exchange Act of 1934, as amended;

•
a requirement that the proposing stockholder provide any additional information requested by the Company in order to determine whether the stockholder has complied with the Bylaws or evaluate any nomination or other business described in the stockholder’s notice;

•	a requirement that the proposed nominee make certain undertakings relating to the proposed nominee’s willingness and ability to serve as a director if elected;

•	a requirement that stockholders soliciting proxies use a proxy card color other than white, which is reserved for the Board’s exclusive use;

•	provisions to clarify that a stockholder may not propose “alternate” or “substitute” nominees; and

•	additional informational requirements for the proposing stockholder, including as to certain relationships with the Company, other stockholders and any associates of the proposing stockholder.

The Bylaws were also amended and restated to reflect technical and conforming changes, including updates to provisions of the Bylaws relating to virtual meetings following a change made to the Maryland General Corporation Law enacted in October 2022.

The foregoing description of the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits.
3.1	Bylaws of Tapestry, Inc., effective as of April 12, 2023

99.1	Press Release, dated April 13, 2023

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 13, 2023

TAPESTRY, INC.

	By:	/s/ David E. Howard
David E. Howard
General Counsel and Secretary